Exhibit 10.2

LICENSE AGREEMENT FOR INTELLECTUAL PROPERTY

 PATENT LICENSE AGREEMENT

THIS AGREEMENT (hereinafter referred to as the "Agreement") is made by and between Ms Ping Zhou, (hereinafter referred to as "Licensor"), and YI XI XIN INC, a Nevada Corporation with registered address at 14061 Tagor Dirve, Reno, NV, 89521, USA (hereinafter referred to as "Licensee").

WHEREAS, Licensor is the owner of all right, title, and interest of the Chinese Patent No. ZL20152051857.2 (which is hereinafter referred to as the "Licensed Patent"); The Patent includes the design of the Dry Cleaning Car which includes air-conditioning system, in-car toilet, electricity generator, safety system, ironing station, sanitization system, etc.

WHEREAS, Licensee is a start-up, business plan

WHEREAS, Licensor and Licensee desire to enter a license agreement covering the Licensed Patent; and the parties agree as follows:

1.	The Licensor hereby authorize the Licensee to use the above-mentioned patent for free for a period of 5 years starting January 1st, 2017.

2.	The Licensee will provide design a marketing plan and management policy to help grow the market for car-based dry cleaning business.

3.	The Licensor will provide the office space for the Licensee for daily operations.

4.	Due to the fact that no profit has been generated, all the future profit sharing, if any, will be discussed and will be determined by a different agreement.

5.	The current design of the future operation of the Car-Based Dry Cleaning business is shown in Exhibit A.

Licensor Signature: /S/ Ping Zhou	Licensee Signature: /s/ Ping Zhou

Name (Print): Ping Zhou	Name (Print): Ping Zhou, as President of Yi Xi Xin, Inc.
Title:

Date: January 1, 2017	Date: January 1, 2017

Exhibit A